Exhibit 10.2

AMENDMENT

This Amendment, dated as of May 18, 2009 (this “Amendment”), by and between Clear Skies Solar, Inc. (the “Company”) and Sichenzia Ross Friedman Ference LLP (“SRFF”), has been executed for the purpose of amending that certain legal retainer letter dated March 31, 2009, between the Company and SRFF (the “Letter Agreement”).

In consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:

1.           The parties wish to memorialize their understanding that shares issued under the Letter Agreement shall be at a 25% discount to the then market price.  Therefore, the fifth sentence of the second paragraph of the Letter Agreement shall be replaced and shall read in its entirety as follows:

“Future issuances will be valued at 75% of the 10 trading day average closing price prior to the first of each month and shall be delivered within 10 business days following the first of each month by your transfer agent to Harvey Kesner.”

2.           In addition to all amounts specified in the Letter Agreement, as further partial payment for legal services performed by SRFF for the Company, the Company will issue to SRFF an additional $10,000 worth of its common stock, valued at 50% of the 10 trading day average closing price prior to June 1, 2009.  These additional shares shall be issued to Harvey Kesner along with the shares due for the period beginning June 1, 2009.

3.           Except as modified and amended herein, all of the terms and conditions of the
Letter Agreement shall remain in full force and effect.

4.           This Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment.

5.           This Amendment and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

CLEAR SKIES SOLAR, INC.		SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:	/s/ Ezra Green	By:	/s/ Harvey Kesner
	Name: Ezra Green		Name: Harvey Kesner
	Title: Chief Executive Officer		Title: Partner